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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 10/A
                                (Amendment No. 2)


                   GENERAL FORM FOR REGISTRATION OF SECURITIES
     Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

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                             FSP Phoenix Tower Corp.
             (Exact name of registrant as specified in its charter)

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              Delaware                                     20-3965390
   (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                     Identification No.)

                         401 Edgewater Place, Suite 200
                            Wakefield, MA 01880-6210
                    (Address of principal executive offices)


                                 (781) 557-1300
              (Registrant's telephone number, including area code)

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       Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

                    Preferred Stock $.01 par value per share
                                (Title of class)

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                                Explanatory Note

This Amendment No. 2 on Form 10/A to the Registrant's Registration Statement on Form 10 (File No. 000-52559) is being filed solely for the purpose of filing revised exhibits, and no changes or additions are being made to any of the items of the Registration Statement on Form 10.


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                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: June 29, 2007                         FSP PHOENIX TOWER CORP.


                                            By: /s/ George J. Carter
                                                --------------------
                                                George J. Carter
                                                President
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                                  EXHIBIT INDEX

Exhibit No.        Description
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  3.1*             Amended and Restated Certificate of Incorporation

  3.2*             By-Laws

  10.1*            WAMU Lease, as amended

  10.2*            Asset Management Agreement

  10.3*            Voting Agreement

  21.1*            Subsidiaries of the Registrant

  99.1             Financial Statements of FSP Phoenix Tower Corp.

  99.2             Pro Forma Financial Information of FSP Phoenix Tower Corp.


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 *Previously filed.